Exhibit 99.2

Hampton Roads Bankshares, Inc. and Xenith Bankshares, Inc.

Announce Completion of Merger

VIRGINIA BEACH, VA, AND RICHMOND, VA, July 29, 2016 – Hampton Roads Bankshares, Inc. (“HRB”) (Nasdaq: HMPR), the holding company for The Bank of Hampton Roads (“BOHR”), and Xenith Bankshares, Inc. (“XBKS”) (Nasdaq: XBKS), the holding company for Xenith Bank, today announced the completion of their previously announced strategic merger, whereby XBKS merged with and into HRB and Xenith Bank merged with and into BOHR. In connection with the merger, the combined company has assumed the Xenith Bankshares, Inc. name for the holding company and the Xenith Bank name for all banking operations. Headquarters for the combined company are in Richmond, Virginia and commencing August 1, 2016, shares of the combined company will trade on the Nasdaq Stock Market under the symbol “XBKS.”

Pursuant to the terms of the merger agreement, each share of XBKS common stock outstanding as of the effective time of the merger was canceled and converted into the right to receive 4.4 shares of HRB common stock, with cash to be paid in lieu of any fractional shares based on a price of $1.958 per share of HRB common stock.

The combined company’s management team includes members of senior management from each company, with T. Gaylon Layfield, III as Chief Executive Officer, Donna W. Richards as President & Chief Operating Officer, Thomas W. Osgood as Executive Vice President & Chief Financial Officer, Wellington W. Cottrell, III as Executive Vice President & Chief Credit Officer, John Marshall as Executive Vice President of Marine Lending, Thomas B. Dix, III as Executive Vice President & Co-Head of Commercial Banking, Hampton Roads, Maryland and North Carolina, Edward H. Phillips, Jr. as Executive Vice President & Co-Head of Commercial Banking, Richmond and Greater Washington and Ronald E. Davis as Executive Vice President & Chief Risk Officer.

The combined company’s board of directors consists of eight members from HRB – James F. Burr, Patrick E. Corbin, Henry P. Custis Jr., Robert B. Goldstein, William A. Paulette, John S. Poelker, Jon F. Weber and W. Lewis Witt – and five members from XBKS – T. Gaylon Layfield, III, Palmer P. Garson, Robert J. Merrick, Scott A. Reed and Thomas G. Snead, Jr. Mr. Corbin will serve as chairman of the board of directors of the combined company.

As previously disclosed, in connection with the completion of the merger, the combined company expects to reverse substantially all of the valuation allowance on HRB’s net deferred tax asset.

Sandler O’Neill & Partners, L.P. and Wachtell, Lipton, Rosen & Katz served as financial and legal advisors, respectively, to Hampton Roads Bankshares, Inc. Macquarie Capital and Hunton & Williams LLP served as financial and legal advisors, respectively, to Xenith Bankshares, Inc.

About Xenith Bankshares, Inc.

Xenith Bankshares, Inc. (f/k/a/ Hampton Roads Bankshares, Inc., the “combined company”), is the holding company for Xenith Bank, a full-service commercial bank headquartered in Richmond, Virginia. The combined company is the fifth largest community bank by deposits headquartered in the Commonwealth of Virginia.

Xenith Bank specifically targets the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients and individuals, and retail banking clients. Through various divisions, the combined company also offers mortgage banking services and marine finance.

Xenith Bank’s regional area of operations spans from Baltimore, Maryland and Rehoboth Beach, Delaware, to Raleigh and eastern North Carolina, complementing its significant presence in Greater Washington, D.C., Greater Richmond, Virginia, Greater Hampton Roads, Virginia and on the Eastern Shore of Maryland and Virginia. Xenith Bank has 42 full-service branches and four loan production offices located across these areas with its headquarters centrally-located in Richmond.

The combined company’s common stock trades on The NASDAQ Stock Market under the symbol “XBKS.”

For more information about Xenith Bankshares, please visit: www.xenithbank.com.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving HRB’s and XBKS’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in HRB’s and XBKS’ public filings with the Securities and Exchange Commission, including those outlined under “Risk Factors” in HRB’s registration statement on Form S-4 (Registration Statement No: 333-210643), which includes a joint proxy statement of XBKS and HRB and a prospectus of HRB, and proxy statements filed by each of XBKS and HRB, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: difficulties and delays in integrating the HRB and XBKS businesses or fully realizing cost savings and other benefits of the transaction; business disruption following the transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the inability to realize deferred tax assets within expected time frames or at all; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Contact: Thomas W. Osgood of Xenith Bankshares, Inc., (804) 433-2209